UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 25, 2013

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-05474	75-2571032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Seventeenth Floor, Xin Hui Mansion, Gaoxin Road,
Hi-Tech Zone, XI’AN P.R. CHINA
(Address of principal executive offices)

710075
(Zip Code)

+86.29.8833.1685
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 25, 2013, China Changjiang Mining & New Energy Co., Ltd.’s (the “Company”) subsidiary, Shaanxi Changjiang Mining & New Energy Co., Ltd (“Shaanxi Changjiang”), entered into Equity Transfer Agreements with each of Zhang Hong Jun, a director of the Company and owner of a controlling interest in the Company (holding 54.43% as of December 31, 2012), and Wang Sheng Li, a director and shareholder of the Company (holding 11.52% as of December 31, 2012), to sell Shaanxi Changjiang’s entire 60% interest in Shaanxi East Mining Co., Ltd., (“East Mining” and formerly referred to as “Dongfang Mining”) for a total consideration of $885,696(RMB5,400,000). The consideration payable to the Company was used to offset amounts owed to each of the acquirers. Each of the acquirers obtained a 30% equity in this transaction. The business registration procedures in the industrial and commercial bureau is in progress and is expected to be completed in March.

The Company’s policy with regard to any transactions between the Company and a related person is that such transactions must be on terms at least as favorable to the Company as arms’-length transactions of similar types with unaffiliated third parties. Additionally, all related party transactions must be disclosed to, and considered and approved by, our board of directors prior to entering into any such transaction. The board of directors of the Company approved this transaction on December 25, 2013.

Prior to the sale, through East Mining, we were engaged in the exploration for commercially recoverable metal-bearing mineral deposits, such as zinc, lead and gold. East Mining’s exploration activities were in a 50.12 square kilometer area in Jiao Shan Zhai, Guo Jia Ling, Xunyang County, in the Shaanxi Province of China. Our activities did not result in the location of proven reserves. As previously disclosed, we have transitioned our business from mining to clean new energy in the middle of 2012, and are mainly focused on the solar photovoltaic energy downstream market at the present stage.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Shaanxi East Mining Co.,Ltd Equity Transfer Agreement between Shaanxi Changjiang Mining & New Energy Co.,Ltd and Zhang Hong Jun regarding the equity transfer issue of Shaanxi East Mining Co.,Ltd, dated December 25, 2013

10.2
Equity Transfer Agreement supplement between Shaanxi Changjiang Mining & New Energy Co.,Ltd and Zhang Hong Jun regarding the equity transfer issue of Shaanxi East Mining Co.,Ltd, dated December 30, 2013

10.3
Shaanxi East Mining Co.,Ltd Equity Transfer Agreement between Shaanxi Changjiang Mining & New Energy Co.,Ltd and Wang Sheng Li regarding the equity transfer issue of Shaanxi East Mining Co.,Ltd, dated December 25, 2013

10.4
Equity Transfer Agreement supplement between Shaanxi Changjiang Mining & New Energy Co.,Ltd and Wang Sheng Li regarding the equity transfer issue of Shaanxi East Mining Co.,Ltd, dated December 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD.

Date: March 24, 2014	By:	/s/ Chen Wei Dong
Chen Wei Dong
Chief Executive Officer and President